EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 9, 2006, relating to the consolidated financial statements of Xenomics, Inc., which is contained in this Post Effective Amendment No. 1 to the Registration Statement on Form SB-2.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ LAZAR LEVINE & FELIX LLP
LAZAR LEVINE & FELIX LLP

New York, New York
June 6, 2006